Exhibit 10.1

AMENDMENT NO. 2

This AMENDMENT NO. 2 (this “Amendment”), dated as of March 18, 2026, to the Amended and Restated Credit Agreement, dated as of March 17, 2023 (as amended by that certain Amendment No. 1, dated as of July 15, 2025, and as further amended, restated, amended and restated, supplemented or otherwise modified from time to time prior to the date hereof, the “Existing Credit Agreement”; the Existing Credit Agreement, as amended by the Amendment, the “Amended Credit Agreement”), is entered into by and between ENTRAVISION COMMUNICATIONS CORPORATION, a Delaware corporation (the “Borrower”) and BANK OF AMERICA, N.A., as administrative agent (in such capacity, the “Administrative Agent”). Capitalized terms used herein and not otherwise defined shall have the meanings ascribed thereto in the Existing Credit Agreement.

W I T N E S S E T H:

WHEREAS, Section 10.01 of the Existing Credit Agreement permits that, if the Administrative Agent and the Borrower have jointly identified an obvious error or any error or omission, in each case, in any Loan Document, then the Administrative Agent and the Borrower shall be permitted to amend such provision without the input or consent of the Lenders; and

WHEREAS, the Borrower and the Administrative Agent have identified such an error and desire to amend the Existing Credit Agreement in accordance with Section 10.01 as further described herein.

NOW, THEREFORE, in consideration of the premises and further valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1.
Amendments to the Credit Agreement. Effective as of the Amendment No. 2 Effective Date (as defined below), the Existing Credit Agreement is hereby amended to amend and restate the definition of “Measurement Period” appearing in Section 1.01 of the Existing Credit Agreement in its entirety as set forth below:

“Measurement Period” means, with respect to any date, the period of the eight (8) most recently completed consecutive fiscal quarters for which financial statements have been or were required to have been delivered to the Administrative Agent pursuant to Section 6.01(a) or (b). When used in reference to (x) a measurement of Consolidated EBITDA, the Consolidated EBITDA for such Measurement Period shall be measured as the Consolidated EBITDA for such eight consecutive fiscal quarters, divided by two and (y) a measurement of First Lien Net Leverage Ratio, Total Net Leverage Ratio or Interest Coverage Ratio, the applicable ratio shall be calculated using the Consolidated EBITDA (in the numerator or denominator of such ratio, as applicable) for such eight consecutive fiscal quarters, divided by two. When used in reference to (x) a measurement of Consolidated Interest Charges, the Consolidated Interest Charges for such Measurement Period shall be measured as the Consolidated Interest Charges for such eight consecutive fiscal quarters, divided by two and (y) a measurement of the Interest Coverage Ratio, the Interest Coverage Ratio shall be calculated using the Consolidated Interest Charges for such eight consecutive fiscal quarters, divided by two.

2.
Conditions Precedent. This Amendment shall become effective on the date when the Administrative Agent shall have received counterparts of this Amendment duly executed by each of the Borrower and the Administrative Agent (the “Amendment No. 2 Effective Date”).
3.
Fees and Expenses. Section 10.04 of the Existing Credit Agreement is incorporated herein by reference, mutatis mutandis.

4.
Counterparts. This Amendment may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. Delivery of an executed counterpart of a signature page of this Amendment by facsimile or other electronic transmission will be as effective as delivery of a manually executed counterpart hereof. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in this Amendment shall be deemed to include electronic signatures or electronic records, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.
5.
Governing Law; Jurisdiction; Waiver of Right of Trial by Jury. Sections 10.14 and 10.15 of the Existing Credit Agreement are incorporated herein by reference, mutatis mutandis.
6.
Headings. Section headings herein are included herein for convenience of reference only and shall not constitute a part hereof for any other purpose or be given any substantive effect.
7.
Effect of Amendment. Except as expressly set forth herein, (i) this Amendment shall not by implication or otherwise limit, impair, constitute a waiver of or otherwise affect the rights and remedies of the Lenders, the Administrative Agent or any other Agent, in each case under the Existing Credit Agreement or any other Loan Document, and (ii) shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Existing Credit Agreement or any other provision of either such agreement or any other Loan Document. Each and every term, condition, obligation, covenant and agreement contained in the Existing Credit Agreement as amended hereby, or any other Loan Document, is hereby ratified and re-affirmed in all respects and shall continue in full force and effect. This Amendment shall constitute a Loan Document for all purposes and from and after the Amendment No. 2 Effective Date, all references to the Existing Credit Agreement in any Loan Document and all references in the Existing Credit Agreement to “this Agreement”, “hereunder”, “hereof” or words of like import referring to the Existing Credit Agreement, shall, unless expressly provided otherwise, refer to the Amended Credit Agreement.
8.
Reaffirmation. The Borrower on behalf of itself and each of the other Loan Parties, hereby consents to this Amendment and confirms and reaffirms (i) that all obligations of such Loan Party under the Loan Documents to which such Loan Party is a party shall continue to apply to the Amended Credit Agreement, (ii) such Loan Party’s guaranty of the Obligations, (iii) such Loan Party’s prior pledges and grants of security interests and Liens on the Collateral to secure the Obligations pursuant to the Collateral Documents and (iv) such Guarantees, prior pledges and grants of security interests and liens on the Collateral to secure the Obligations, as applicable, shall continue to be in full force and effect, shall not be affected, impaired or discharged hereby or by the transactions contemplated in this Amendment and shall continue to inure to the benefit of the Administrative Agent, the Lenders and the other Secured Parties. This Amendment shall not constitute a novation of the Existing Credit Agreement or any other Loan Document.

[Signature pages follow]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their duly authorized respective officers as of the date first above written.

ENTRAVISION COMMUNICATIONS CORPORATION

By: /s/ Mark Boelke
Name: Mark Boelke
Title: Chief Financial Officer and Treasurer

[Entravision - Signature Page to Amendment No. 2]

BANK OF AMERICA, N.A., as Administrative Agent

By: /s/ Teresa Weirath
Name: Teresa Weirath
Title: Vice President

[Entravision - Signature Page to Amendment No. 2]